Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Radiant Logistics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001	457(o)	(2)	(3)	(3)		0
Fees to Be Paid	Equity	Preferred Stock, par value $0.001	457(o)	(2)	(3)	(3)		0
Fees to Be Paid	Debt	Debt Securities	457(o)	(2)	(3)	(3)		0
Fees to Be Paid	Other	Warrants	457(o)	(2)	(3)	(3)		0
Fees to Be Paid	Other	Units	457(o)	(2)	(3)	(3)		0
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(2)	(3)	$150,000,000	0.0000927	$13,905 (4)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
Total Offering Amounts						$150,000,000		$13,905
Total Fees Previously Paid								$0.00
Total Fee Offsets								$12,120
Net Fee Due								$1,785

(1)	Consisting of some or all of the securities listed above, in any combination.
(2)

There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock of the Registrant, such indeterminate principal amount of debt securities of the Registrant, and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities of the Registrant as will have an aggregate initial offering price not to exceed $150,000,000.  If any debt securities are issued at an original issue discount, then the issue price, and not the principal amount, of such debt securities shall be used for purposes of calculating the aggregate initial offering price of all securities issued.  Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement.  The securities registered also include such indeterminate numbers of shares of common stock or principal amounts of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants to purchase common stock or debt securities or pursuant to the anti-dilution provisions of any such securities.

(3)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”) at the statutory rate of $92.70 per $1,000,000 of securities registered.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Source
Rule 457(p)
Fee Offset Claims	Radiant Logistics, Inc.	S-3	333-228833	December 14, 2018		$4,680.07	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$100,000,000
Fee Offset Source	Radiant Logistics, Inc.	S-3	333-228833		December 14, 2018						$4,680.07
Fee Offset Claims	Radiant Logistics, Inc.	S-3	333-203821	May 4, 2015		$4,977.16	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$55,000,000
Fee Offset Source	Radiant Logistics, Inc.	S-3	333-203821		May 4, 2015						$4,977.16
Fee Offset Claims	Radiant Logistics, Inc.	S-3	333-179868	March 2, 2012		$2,462.77	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$75,000,000
Fee Offset Source	Radiant Logistics, Inc.	S-3	333-179868		March 2, 2012						$2,462.77

(1)

Pursuant to Rule 457(p) under the Securities Act, the Registration Statement on Form S-3 (File. No. 333-228833) and the offering of the unsold securities registered under such Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.

2